Exhibit 3.46
BYLAWS
OF
ADMIRAL WELL SERVICE, INC.
ARTICLE I
OFFICES
     1.1 Registered Office and Agent. The registered office of Admiral Well Service, Inc. (“Corporation”) shall be at 3333 Lee Parkway, Tenth Floor, Dallas, Texas 75219. The name of the registered agent at such address is Leland de le Garza. The registered office and registered agent may be changed by resolution of the Board of Directors, upon filing the statement required by law.
     1.2 Principal Office. The principal office of Corporation shall be at 3838 Oak Lawn, Suite 1775, Dallas, Texas 75219, provided that the Board of Directors shall have the power to change the location of the principal office in its discretion.
     1.3 Other Offices. Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of Corporation may require.
ARTICLE II
SHAREHOLDERS
     2.1 Place of Meeting. All meetings of the shareholders, both regular and special, shall be held either at the registered office of Corporation or at such other places, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2.2 Annual Meeting. The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held each year within sixty (60) days of the end of the fiscal year of Corporation at such place and time as specified in the notice of the annual shareholders’ meeting. If such date is a legal holiday, then the meeting shall be held on the next business day following such holiday at the same place and time specified in the notice of the annual shareholders’ meeting. At the meeting, the shareholders shall elect directors and transact such other business as may be specified in the notice of such meeting and is properly brought before the meeting.
     If the election of directors shall not be held on the day designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be practical at a special meeting of the shareholders called for the purpose of holding such an election.
     2.3 Voting List. The officer or agent having charge of the share transfer books for the shares of Corporation shall make, not later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period often (10) days prior to such meeting, shall be kept on file at the registered office of Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Alternatively, the list of shareholders entitled to vote may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting and Corporation takes reasonable measures to ensure the information is available only to the shareholders of Corporation. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
     2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation or by these Bylaws, may be called by the Chairman of the Board, a majority of the Board of Directors, the President, or the holders of not less than one tenth (1/10) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.
     2.5 Notice. Written or printed notice stating the place, date and time of the meeting and. in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) electronic mail, or (e) electronic transmission consented by the shareholder receiving said notice, or (f) prepaid telegram or telex (provided that such telegram or telex is confirmed by expedited delivery service or by mail in the manner previously described), addressed to the shareholder at his address as it appears on the share transfer books of Corporation, or in the case of electronic mail, the electronic mail address provided by the shareholder. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or delivery service, or in the case of mail, when deposited in an official depository of the United States Post Office, or in the case of electronic mail or transmission consented by the shareholder receiving said notice, or in the case of telegram or telex, upon receipt.
     2.6 Shareholder Meetings without Proper Notice. The transactions of any meeting of shareholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, provided a quorum is present at such meeting, either in person or by proxy, and provided further that, either before or after the meeting, each person entitled to vote, and not present in person or by proxy, signs a written waiver o f notice to the holding of the meeting. All such waivers shall be filed with the corporate records and made a part of the minutes of the meetings.
     2.7 Quorum. Unless otherwise provided by statute, the Certificate of Formation or these Bylaws, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this Corporation in a fiduciary capacity shall not he voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourned the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     2.8 Majority Vote and Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Formation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     2.9 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.6 of these Bylaws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.
     2.10 Record Date and Closing Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed tor a stated period not exceeding sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Bylaws, or in the absence of an applicable Bylaw, the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date not earlier than ten (10) days nor later than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.
     2.11 Unanimous Written Consent to Action by Shareholders. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as an unanimous vote of the shareholders. The signed consent, or a signed copy thereof, shall be placed in the minute book.
     2.12 Action by Less Than Unanimous Written Consent of Shareholders. Except as provided by the Certificate of Formation, these Bylaws or the Texas Business Organizations Code, any action to be taken at any meeting of the shareholders may be taken without such meeting, if a written consent setting forth the action to be taken is signed by the holders of not less than the minimum number of shares necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
     2.13 Alternative Forms of Meetings. Subject to the provisions for notice and voting required by the Certificate of Formation, these Bylaws and the Texas Business Organizations Code, shareholders may participate in and hold a meeting by means of telephone conference, video conference, internet or similar communications equipment or any combination thereof, by which all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     2.14 Conduct of Meetings. At every meeting of the shareholders, the Chairman of the Board, if there be such an officer, or if there be no such officer or in his absence if there be such an officer, the President, or, in the President’s absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the shareholders of Corporation present in person or by proxy and entitled to vote, shall act as chairman of the shareholders’ meeting. The Secretary of Corporation, or, in the Secretary’s absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary, the chairman may appoint another person to act as secretary of the meeting.

ARTICLE III
DIRECTORS
     3.1 Management. The directors shall act only as a Board and an individual director shall have no power as such except during such periods as the Board of Directors consists of only one Board member. All corporate powers of Corporation shall be exercised by, or under the authority of. and the business and affairs of Corporation shall be controlled by the Board of Directors, subject however, to such limitations as are imposed by law, the Certificate of Formation, or these Bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, limited or special power and authority to the officers and employees of Corporation to transact the general business, or any special business, of Corporation, and may give powers of attorney to agents of Corporation to transact any special business requiring such authorization. Such general limited or special power and authority or powers of attorney shall not operate to relieve the Board of Directors or any member thereof, of any responsibility imposed upon it or him by law.
     3.2 Number; Qualification; Election and Term. The Board of Directors shall consist of one (1) or more directors, none of whom need be shareholders or residents of any particular state. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 3.3 and 3.5 of these Bylaws. Each director elected shall hold office until his successor shall be elected and shall qualify.
     3.3 Change in Number. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or shareholders without the necessity of a written amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.
     3.4 Removal. Any director may be removed either with or without cause by the affirmative vote of two-thirds (2/3) of the entire Board or by any special or annual meeting of the shareholders, by the affirmative vote of the holders of a majority of the shares present in person or by proxy at any special or annual meeting and entitled to vote for the election of directors if notice of intention to act upon such matter shall have been given in the notice calling such meeting.
     3.5 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     3.6 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.
     3.7 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

     3.8 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors and/or legally to constitute the meeting, providing a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place affixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings in Section 3.10 of these Bylaws, or as shall be specified in a written waiver signed by all of the directors.
     3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
     3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or the Secretary on the written request of one (1) director. Written notice of special meetings of the Board of Directors shall be given to each director at least ten (10) days before the date of the meeting. Except as otherwise expressly provided by statute, the Certificate of Formation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
     3.11 Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) electronic mail, or (e) electronic transmission consented by the director receiving said notice, or (f) prepaid telegram or telex (provided that such telegram or telex is confirmed by expedited delivery service or by mail in the manner previously described), addressed to each director at the director’s address as it appears on the records of Corporation. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or delivery service, or in the case of mail, when deposited in an official depository of the United States Post Office, or in the case of electronic mail or transmission consented by the director receiving said notice, upon receipt.
     3.12 Waivers of Notice. In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     3.13 Quorum and Majority Vote. At all meetings of the Board of Directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. Each director shall have one vote for each issue on which a vote is taken. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Certificate of Formation, or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     3.14 Chairman of the Board. The Board of Directors may appoint a member of the Board to be designated Chairman of the Board and such member shall thereafter act in such capacity until the Board, by vote, terminates such designation, such person ceases to be a duly elected member of the Board, such person resigns, or such person’s term expires.
     3-15 Procedure. The Chairman of the Board, or if there be no such officer or in his absence if there be such an officer, the President, or, in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of Corporation, or in his absence, any person appointed by the presiding officer, shall act as secretary of the Board of Directors. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of Corporation.
     3.16 Unanimous Written Consent to Action by Directors. Any action required by statute to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as an unanimous vote of the Board of Directors. The signed consent, or a signed copy thereof, shall be placed in the minute book.
     3.17 Action by Less Than Unanimous Written Consent of Directors. Except as provided in by the Certificate of Formation, these Bylaws or the Texas Business Organizations Code, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.
     3.18 Alternative Forms of Meetings. Subject to the provisions for notice and voting required by these Bylaws and the Texas Business Organizations Code for notice of meetings, directors may participate in and hold a meeting by means of telephone conference, video conference, internet or similar communications equipment or any combination thereof, by which all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     3.19 Compensation. By resolution of the Board of Directors, the directors maybe paid their expenses, if any of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     3.20 Interested Directors. Officers and Shareholders.
     A. Validity. If Paragraph B. is satisfied, no contract or other transaction between Corporation and any of its directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.
     B. Disclosure, Approval and Fairness. Paragraph A. shall apply only if:
     1. The material facts of the relationship or interest of each such Director, officer or shareholder are known or disclosed:
     a. to the Board of Directors and the Board of Directors nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested directors with the interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or
     b. to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or
     2. The contract or transaction is fair to Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.
     C. Non-Exclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.
     3.21 Loans. No loans shall be contracted on behalf of Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances. Any director who votes for or assents to a loan of money to any officer or director of Corporation shall be personally liable to Corporation for the amount of the loan until its repayment.

ARTICLE IV
NOTICE
     4.1 Method. Whenever, by statute, the Certificate of Formation or these Bylaws, notice is required to be given to director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) electronic mail, or (e), electronic transmission consented by the director or shareholder receiving said notice, or (f) prepaid telegram or telex (provided that such telegram or telex is confirmed by expedited delivery service or by mail in the manner previously described), addressed to the director or shareholder at the address appearing on the books of Corporation. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or delivery service, or in the case of mail, when deposited in an official depository of the United States Post Office, or in the case of electronic mail or transmission consented by the director or shareholder receiving said notice, upon receipt.
     4.2 Waiver. Whenever, by statute, the Certificate of Formation or these Bylaws, notice is required to be given to shareholder or director, a waiver thereof in writing signed by the shareholder or director entitled to such notice, whether before or after the tune stated in such notice, shall be equivalent to the giving of such notice. Attendance of a shareholder or director at die event for which notice is being sent shall constitute a waiver of notice of such event, except where a shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the event is not lawfully called or convened.
ARTICLE V
OFFICERS AND AGENTS
     5.1 Number: Qualification: Election and Term. The officers of Corporation shall consist of a President and a Secretary, and may consist of one or more Vice Presidents or such other officers as the Board of Directors may see fit. All such officers shall be elected at the annual meeting of the Board of Directors provided for in Section 3.9 of these Bylaws. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting, may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person.
     All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected: provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board whenever in the judgment of the Board of Directors the best interests of Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term as shall be specified, subject to like right of removal by the Board of Directors.

     5.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     5.3 Vacancies. Any vacancy occurring in any office of Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.
     5.4 Authority. Officers and agents shall have such authority and perform such duties in the management of Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
     5.5 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.
     5.6 President. Subject to the Chairman of the Board being the Chief Executive Officer, if there be such an elected officer, the President shall be the Chief Executive Officer of Corporation; if there be an elected Chairman of the Board, in his absence, or, if there be no elected Chairman of the Board, the President shall preside at all meetings of the shareholders and the Board of Directors; and, subject to the duties and powers, if any, assigned to the Chairman of the Board (if there be such an elected officer), the President shall have general and active management of the business and affairs of Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.
     If there be no elected Chairman of the Board, the President shall be ex officio a member of all standing committees. He shall submit a report of the operations of Corporation for the year to both the shareholders and to the Board of Directors at there annual meetings. The President shall also sign the share certificates of Corporation.
     5.7 Vice President. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     5.8 Secretary.
     A. Attend Meetings. The Secretary shall attend all meetings of the Board of Directors and ail meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.
     B. Give Notice of Meetings. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

     C. Seal. The Secretary shall keep in safe custody the seal of Corporation and. when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.
     D. Duties. The Secretary shall be under the supervision of the President. The Secretary shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     5.9 Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the power of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     5.10 Treasurer.
     A. Custodian of Funds. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of Corporation in such depositories as may be designated by the Board of Directors.
     B. Duties. The Treasurer shall disburse the funds of Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain Corporation’s books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of Corporation and exhibit his books, records and accounts to the President or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the President.
     C. Bond. If required by the Board of Directors, the Treasurer shall give Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to Corporation.
     D. Duties. Authority and Power. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     5.11 Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.
ARTICLE VI
CERTIFICATES AND SHAREHOLDERS
     6.1 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of Corporation or a facsimile thereof. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of Corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than Corporation or an employee of Corporation), the signature of any such officer may be facsimile.
     6.2 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.
     6.3 Payment for Shares.
     A. Kind. The consideration for the issuance of shares shall consist of money paid, labor done, (including services actually performed for Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.
     B. Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.
     C. Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

     D. Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.
     6.4 Subscriptions. Unless otherwise provided in the subscription agreement, if there be one, subscriptions of shares, whether made before or after formation of Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, Corporation may proceed to collect the amount due in the same manner as any debt due to Corporation.
     6.5 Lien. For any indebtedness of a shareholder to Corporation, Corporation shall have a first and prior lien on all shares owned by him and on all dividends or other distributions declared thereon.
     6.6 Lost, Stolen or Destroyed Certificates. Corporation shall issue a new certificate in place of any certificate tor shares previously issued if the registered owner of the certificate:
     A. Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;
     B. Timely Request. Requests the issuance of a new certificate before Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
     C. Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as Corporation may direct, to indemnify Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and
     D. Other Requirements. Satisfied any other reasonable requirements imposed by Corporation.
     When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify Corporation within a reasonable time after he has notice of it, and Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against Corporation for the transfer or for a new certificate.
     6.7 Registration of Transfer. Corporation shall register the transfer of a certificate for shares presented to it for transfer if.
     A. Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney;

     B. Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective or Corporation is otherwise satisfied that the signature is genuine and fully effective;
     C. Adverse Claims. Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and
     D. Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.
     6.8 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.
     6.9 Preemptive Rights. No shareholder or other person shall have any preemptive right whatsoever.
ARTICLE VII
DIVIDENDS
     7.1 Declaration and Payment. Subject to statute and the Certificate of Formation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of Corporation. The declaration and payment shall be at the discretion of the Board of Directors.
     7.2 Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.
     7.3 Reserves. By resolution, the Board of Directors may create such reserve or reserves out of the earned surplus of Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, to equalize dividends, to repair or maintain any property of Corporation, or for any other purpose they think beneficial to Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
GENERAL PROVISIONS
     8.1 Books and Records. Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. The books, records, minutes, and ownership records may be kept in written paper form or another form capable of being converted into written paper form within a reasonable time.
     8.2 Annual Statement. The Board of Directors shall mail to each shareholder of record who is not also an officer or director of Corporation, at least ten (10) days before each annual meeting, a full and clear statement of the business and condition of Corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles, or in conformity with other acceptable accounting principles, applied on a consistent basis.
     8.3 Checks and Notes. All checks or demands for money and notes of Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     8.4 Fiscal Year. The fiscal year of Corporation shall be fixed by resolution of the Board of Directors.
     8.5 Seal. The corporate seal (of which there maybe one or more exemplars) shall contain the name of Corporation and the name of the state of formation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.
     8.6 Indemnification. Corporation shall indemnify any person who is or was an officer, director, agent or employee of Corporation to the full extent provided and allowed under Chapter 8 of the Texas Business Organizations Code.
     8.7 Resignation. Any director, officer, or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     8.8 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.
     8.9 Close Corporations and Management By Shareholders. If the Certificate of Formation of Corporation and each certificate representing its issued and outstanding shares states that the business and affairs of Corporation shall be managed by the shareholders of Corporation rather than by a Board of Directors, then, whenever the context so requires, the shareholders of Corporation shall be deemed the directors of Corporation for purposes of applying any provision of these Bylaws.
     8.10 Power To Vote Shares of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incidental to any and all shares of any other corporation standing in the name of this Corporation. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy duly executed by such officers.
     8.11 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible the remainder of these Bylaws shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.
     8.12 Table of Contents and Headings. The table of contents and headings are for organization, convenience, and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.